Stock Transfer Agreement

Transferor: Ankang Investment Ltd. Co. ("Party A") - subsidiary of China Organic Agriculture, Inc.

Registered address: Unit B, 8/F, Wing Yee Commercial Building, 5Wing Kut Street, Sheung Wan, Hong Kong

Commercial Registered Number: 38174261-000-10-07-A

Commercial Registration Expiration: Oct 2nd, 2008

Board of Director: Bing Chen

Nationality: China

Transferee: Bothven Investments Limited ("Party B")

Legal Address: BVI

Registration Number: 1424457

Board of Director: Xia Yang

Nationality: China

      Party A hold 100% shares of China Jilin Province Songyuan City ErMaPao Green Rice Ltd. (The People's Republic of China Foreign invested company authorized certificate: [2007]0043, Bureau of industry and commerce business license: 2200004700000477).

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On Sep 10th, 2008, by negotiation between Party A and Party B, regarding Party B acquire all the shares of Songyuan City ErMaPao Green Rice Ltd. held by Party A, as confirmed by Party B, entrusted ShenZhen China - Project Assets Appraisal
Co., Ltd. to evaluate the market value of Songyuan City ErMaPao Green Rice Ltd. The market value of Songyuan City ErMaPao Green Rice Ltd. is $8.7 million dollars.

      Through the negotiation between Party A and Party B, as to the transfer, developed the following agreement:

      A, The amount and price, exercise maturity and method of the stock transfer

      a, Party A will transfer 100% shares of Songyuan City ErMaPao Green Rice Ltd. it held to Party B in exchange for $8.7 million dollars.

      B, Within 60 days after the agreement effective, Party B will transfer 30% of the amount to the specific account assigned by Party A. In 75 days, Party B should transfer 30% of the amount to the specific account assigned by Party A. In 90 days, Party B should transfer 40% of the amount to the specific account assigned by Party A. In one month after this agreement effective, Party A will hands over all official seals of the company and all related copy to the personnel assigned by Party B.

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      B, Each party's Obligations and Rights

      Party A should guarantee that Party A has complete and effective rights of dispensable towards the shares it will transfer to Party B, and guarantee that there are no collateral with these shares and will not be pressed to pay by the third party. Otherwise, Party A will undertake full economic and legal responsibility result from these issues.

      C, The distribution of the company's profit and loss (including debt obligation)

      1, Once effective, Party B will undertake profit and loss by its own;

      2, Both agree to use the day that all official seals of the company and all related copy are handed over to be the basis day; before that basis day, the assets or debts that did not disclosure by Party A will be assumed by Party A.

      D, Violation Responsibility:

      1, Once this agreement effective, both sides must on own initiative fulfill. If any party according to the agreement had not stipulated that the comprehensive fulfillment duty, it must defer to legal and this agreement stipulation undertakes the responsibility.

      2, If Party B is not able to pay the amount of shares in time, every day it delays, it should pay to Party A 0.05% the remaining transfer fee as penalty. If Party B results in loss in Party A due to the violation, if the penalty Party B will pay are lower than the actual loss, Party B should provide additional compensation.

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      3, If due to reasons from Party A, Party B is not able to change the related registration, or seriously affect the realization of the aim that Party B entered this agreement, Party A should pay the penalty with an amount of 0.05% of transfer fee that has been accepted to Party B. If the violation of Party A results in lost for Party B, and if the penalty Party A will pay is lower than the actual loss, Party A should provide additional compensation.

      E, Dispute settlement

      All disputes arose from fulfilling this agreement; Party A and Party B should negotiate friendly. If the negotiation is not successful, the dispute will be submitted to Hong Kong international arbitration center according to its arbitration rules through the arbitration solution.

      F, Alternative or relieve the agreement

      When one of the following situations happens, one can alter or relieve the agreement:

      1, The agreement cannot be fulfilled due to force majeure;

      2, Circumstance changed and both parties agree upon through negotiation.

      G, Related expenses

      In the process of transfer, fees happened that related to the transfer (e.g.: witness, auditing, industrial and commercial change registration, etc), assumed by Party B.

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      H, Become effective in condition

      This agreement will be effective once Party A and Party B signed it.

      I, There are four copies of this agreement and Party A and Party B each got two copies.


      Transferor (Signature and Seal):


      Transferee (Signature and Seal):


      Location: Hong Kong
      Date: Sep 30th, 20008